Exhibit 99.1

UNITEK GLOBAL SERVICES, INC. COMMON STOCK

TO BEGIN TRADING ON THE OTC MARKETS - OTC PINK TIER

BLUE BELL, Pa., August 20, 2014 (GLOBE NEWSWIRE) — UniTek Global Services, Inc. (“UniTek” or the “Company”) (Nasdaq: UNTK), a premier provider of permanently outsourced infrastructure services to the telecommunications, broadband cable, wireless, transportation, public safety and satellite television industries, today confirmed its previous disclosure that  trading in the Company’s common stock on The NASDAQ Stock Market will be suspended effective with the open of business on August 21, 2014.

The Company’s common stock will be eligible to trade on the OTC Markets - OTC Pink Tier effective with the open of business on August 21, 2014.   The Company anticipates that its symbol, UNTK, will remain unchanged.  For quotes or further information on OTC Markets and the OTC Pink Tier, please visit http://www.otcmarkets.com.

About UniTek Global Services

UniTek Global Services is a leading provider of communications infrastructure solutions, leveraging a longstanding reputation for innovation and safety to connect individuals, businesses, government agencies and communities to the digital landscape. Contact us for ways we can help your business grow by visiting the UniTek website: www.unitekglobalservices.com.

Forward-Looking Statements

The statements in this press release that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including but not limited to statements regarding the expected delisting of the Company’s common stock from NASDAQ and the trading of the Company’s common stock on the OTC Markets — OTC Pink Tier. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to address issues arising from previously disclosed accounting-related matters, operating performance, general financial, economic, and political conditions affecting the Company’s business and its target industries, the ability of the Company to perform its obligations under its contracts and agreements with customers, and other risks contained in reports filed by the Company with the Securities and Exchange Commission, included in our Form 10-K for the year ended December 31, 2013. The words “may,” “could,” “should,” “would,” “believe,” “are confident,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aspire,” and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward looking statement, whether written or oral, which may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Contact Info

The Piacente Group | Investor Relations

Matthew Abenante

(212) 481-2050

unitek@tpg-ir.com